    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1999
                                                      REGISTRATION NO. 333-58725
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             STARBUCKS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                WASHINGTON                            91-1325671
           (State or Other Juris-                  (I.R.S. Employer
          diction of Incorporation)             Identification Number)

                             2401 UTAH AVENUE SOUTH
                                SEATTLE, WA 98134
                                 (206) 447-1575
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code of Registrant's Principal Executive Offices)

                                  SHELLEY LANZA
      SENIOR VICE PRESIDENT, LAW AND CORPORATE AFFAIRS, AND GENERAL COUNSEL
                              STARBUCKS CORPORATION
                             2401 UTAH AVENUE SOUTH
                                SEATTLE, WA 98134
                                 (206) 447-1575
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)


================================================================================

                          DEREGISTRATION OF SECURITIES

     The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-58725 solely for the purpose of removing from registration the 1,817,894 shares (the "Common Shares") of the common stock, no par value per share, issued in connection with the acquisition by Starbucks of all of the equity interests in Seattle Coffee Holdings Limited, a limited company incorporated in England and Wales. This Post-Effective Amendment No. 1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 8th day of October, 1999.

                                        STARBUCKS CORPORATION


                                        By: /s/ Orin C. Smith
                                            ------------------------------------
                                            Orin C. Smith
                                            president and chief operating
                                            officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on October 8, 1999.

Signature                        Title

/s/ Howard Schultz               chairman of the Board of Directors and chief
-----------------------------    executive officer
Howard Schultz*


/s/ Orin C. Smith                president, chief operating officer and
-----------------------------    director
Orin C. Smith


/s/ Howard P. Behar              president, Starbucks Coffee International, Inc.
-----------------------------    and director
Howard P. Behar*


/s/ Michael Casey                executive vice president, chief financial
-----------------------------    officer and chief administrative officer
Michael Casey*                   (principal accounting officer and principal
                                 financial officer


/s/ James G. Shennan, Jr.        director
-----------------------------
James G. Shennan*

/s/ Craig J. Foley               director
-----------------------------
Craig Foley*


/s/ Arlen I. Prentice            director
-----------------------------
Arlen I. Prentice*


/s/ Barbara Bass                 director
-----------------------------
Barbara Bass*


                                 director
-----------------------------
Gregory B. Maffei


                                 director
-----------------------------
Craig E. Weatherup


*By Orin C. Smith as Attorney-in-Fact